Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Bull Horn Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title(1)	Fee Calculation Rule(3)	Amount Being Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock(2)(3)	457(f)(1)	5,116,414	$10.04(4)	$51,368,797	0.0000927	$4,762
Equity	Redeemable Warrants(2)(5)	457(f)(1)	11,250,000	$0.051(6)	$573,750	0.0000927	$53
Equity	Common Stock(2)(7)	457(f)(1)	17,123,288	N/A	$114,238,348(8)	0.0000927	$10,590
Equity	Common Stock(2)(9)	457(f)(1)	7,500,000	$10.04(4)	$75,300,000	0.0000927	$6,981

	Total Offering Amounts				$241,480,895		$22,386
	Total Fees Previously Paid						0
	Net Fee Due						$22,386

(1)	Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Bull Horn Holdings Corp., a British Virgin Islands business company (“Bull Horn”), intends to effect a deregistration pursuant to Section 184 of the BVI Business Companies Act of 2004 and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Bull Horn’s jurisdiction of incorporation will be changed from British Virgin Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by Bull Horn (after the Domestication), the continuing entity following the Domestication, which will be renamed “Coeptis Therapeutics Holdings, Inc.” (“Coeptis Holdings”), as further described in the proxy statement/prospectus. As used herein, “Coeptis Holdings” refers to Bull Horn after the Domestication, including after such change of name.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares being registered represents the sum of (i) the maximum number of shares of common stock Bull Horn estimates will be issued in connection with the Business Combination (17,123,288), (ii) number of ordinary shares initially purchased by Bull Horn’s sponsor in a private placement prior to its initial public offering (1,875,000) and (iii) number of ordinary shares issued by Bull Horn in its initial public offering registered on Form S-1, as amended (SEC File No. 333-248940), currently outstanding, which, as a result of the Domestication, will automatically be converted by operation of law into shares of common stock (3,241,414).

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares of Bull Horn on the Nasdaq Capital Market on May 20, 2022 ($10.04 per ordinary share) (such date being within five (5) business days of the date that this registration statement was first filed with the SEC). This calculation is made in accordance with Rule 457(f)(1) of the Securities Act.

(5)	Represents the sum of (i) the number of warrants issued by Bull Horn in its initial public offering registered on Form S-1 (SEC File No. 333-248940) (7,500,000), and the number of warrants issued in the private placement transaction consummated in connection with the initial public offering (3,750,000), which, as a result of the Domestication, will become warrants to acquire the same number of shares of the Company at the same price and on the same terms.

(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of Bull Horn (the company to be renamed Coeptis Holdings following the Domestication) on the Nasdaq Capital Market on May 20, 2022 ($0.051 per warrant) (such date being within five (5) business days of the date that this registration statement was first filed with the SEC). This calculation is made in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Represents the maximum number of shares of common stock Bull Horn estimates will be issued in connection with the business combination.

(8)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, the aggregate offering price of the common stock shares was calculated as follows: (a) 46,627,897, the estimated number of common stock to be exchanged and cancelled for the Registrant's common stock shares, multiplied by (b) $2.45 (which is the average of the high and low prices of the common stock of Coeptis Therapeutics, Inc. on the OTC Pink on May 20, 2022 (such date being within five (5) business days of the date that this registration statement was first filed with the SEC).

(9)	Represents the number of shares of common stock issuable upon exercise of warrants subsequent to the completion of the business combination.